Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 2013 relating to the consolidated financial statements of Private National Mortgage Acceptance Company, LLC and our report dated February 7, 2013 relating to the balance sheet of PennyMac Financial Services, Inc., appearing in the Registration Statement No. 333- 186495 on Form S-1 (as amended).

/s/ Deloitte & Touche LLP

Los Angeles, California

May 29, 2013